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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Internap Corporation for the registration of 150,250,000 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2000, with respect to the financial statements of VPNX.com, Inc. included in Internap Network Services Corporation's Current report on Form 8-K/A filed on October 4, 2000 with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
May 9, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS